Exhibit 99.1

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES TO PRESENT AT THE SUNTRUST
ROBINSON HUMPHREY 35THANNUAL INSTITUTIONAL
CONFERENCE

HOUSTON, TX, April 5, 2006 - Stage Stores, Inc. (NYSE: SSI) announced today that management will make a presentation at the SunTrust Robinson Humphrey 35th Annual Institutional Conference on Tuesday, April 11, 2006, at 1:20 p.m. Eastern Time. The conference is being held at The Ritz-Carlton Buckhead in Atlanta, Georgia.

A live webcast of the presentation will be available. To access the webcast, log on to the Company's web site at www.stagestores.com and then click on Investor Relations, then Webcasts, then the webcast link. A replay of the presentation will be available online for approximately 30 days.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities. The Company currently operates 194 Bealls, 48 Palais Royal and 136 Stage stores throughout the South Central states, and operates 177 Peebles stores throughout the Midwestern, Southeastern, Mid-Atlantic and New England states. On February 27, 2006, the Company purchased B.C. Moore & Sons, Inc., and acquired 78 retail locations. The Company currently plans to convert 69 of the acquired stores to its Peebles name and format, in phases, beginning in mid July. For more information about Stage Stores, visit the Company's web site at www.stagestores.com.

###